Exhibit 10.l

                             JULY 2000 AMENDMENT TO
                          THE WASHINGTON TRUST COMPANY
                     NONQUALIFIED DEFERRED COMPENSATION PLAN


A.  WHEREAS,   The  Washington  Trust  Company  (the  "Company")  maintains  The
Washington Trust Company Nonqualified Deferred Compensation Plan (the "Plan") for the benefit of its eligible employees and directors; and

WHEREAS, the Company desires to amend the Plan; and

WHEREAS, the Company has reserved the right to amend the Plan by action of its Board of Directors; and

WHEREAS, the Board of Directors of the Company has authorized the following amendment to the Plan;

NOW, THEREFORE, the Company hereby amends the Plan by adding a new Article XII to the end of Article XI thereof as follows:

     "ARTICLE XII   SUPPLEMENTAL PROFIT SHARING PLAN BENEFITS

     12.01 PURPOSE

     The purpose of this Article XII is to provide supplemental profit sharing benefits for Profit Sharing Participants, which benefits are not provided under The Washington Trust Company 401(k) Plan as a result of certain restrictions imposed by the tax laws. Except as otherwise provided in this
     Article XII, the provisions of Articles I through XI, inclusive, shall not apply to the profit sharing benefits provided herein.

     12.02 DEFINITIONS

     For purposes of this Article XII, the following definitions shall apply:

     (a) 'Profit Sharing Participant' means any person employed by the Company provided:

          (i) he has satisfied the eligibility requirements for participation under the Profit Sharing Plan;

          (ii) he is a highly compensated employee within the meaning of Section 414(q)(1)(B) of the Code; and

          (iii) the matching contribution made by the Company on his behalf under the Profit Sharing Plan is restricted by Section 401(a)(17) of the Code.

     (b) 'Profit Sharing Plan' means The Washington Trust Company 401(k) Plan, as amended or restated and in effect from time to time.

     (c) 'Profit  Sharing  Plan  Restrictions'  means the limits  imposed  under
     Section 401(a)(17) of the Code on the amount of matching contributions made by the Company in accordance with Section 4.06 of the Profit Sharing Plan.

     (d)   'Supplemental   Profit  Sharing   Contribution   Account'  means  the
     bookkeeping account established on behalf of a Profit Sharing Participant in accordance with Section 12.05.

     All other capitalized terms shall have the meanings defined in Article I.

     12.03 SUPPLEMENTAL PROFIT SHARING CONTRIBUTIONS

     (a) If matching contributions made by the Company under the Profit Sharing Plan on behalf of a Profit Sharing Participant are limited by the Profit Sharing Plan Restrictions, the Company shall credit to a Supplemental Profit Sharing Contribution Account established for such Profit Sharing Participant an amount equal to the matching contribution which would have been made by the Company pursuant to the Profit Sharing Plan in the absence of the Profit Sharing Plan Restrictions.

     If a Participant makes tax-deferred contributions under the Profit Sharing Plan that are limited to the dollar limit of Section 402(g) of the Code, the 50% and 100% matching contribution under this Plan will be determined in the same manner as for Section 4.06 of the Profit Sharing Plan, but assuming that the Participant's Compensation for this purpose is the lesser of

          (i) 'Compensation' as defined for purposes of Section 2.11 of the Profit Sharing Plan, but without regard to the limit of Section 401(a)(17) of the Code, plus, effective January 1, 1999, deferrals to any nonqualified deferred compensation plan sponsored by the Employer, and

          (ii) The dollar limit of Section 402(g) of the Code for the year multiplied by 25.

     12.04 SUPPLEMENTAL PROFIT SHARING CONTRIBUTION ACCOUNT

     The Administrator shall establish and maintain a bookkeeping Supplemental Profit Sharing Contribution Account in the name of each Profit Sharing Participant, which account may be a subaccount of an Account established for such individual under Section 6.2(a). A Profit Sharing Participant's Supplemental Profit Sharing Contribution Account shall be invested in accordance with the provisions of Section 6.2. Such Supplemental Profit Sharing Contribution Account shall be credited with (a) liability transferred July 1, 2000 on behalf of the Profit Sharing Participant from his Supplemental Employer Contribution Account under The Washington Trust Company Supplemental Pension Benefit and Profit Sharing Plan, (b) liability accrued on and after July 1, 2000 under the provisions of this Article XII, and (c) any amounts attributable to Benchmark Returns. Such Supplemental Profit Sharing Contribution Account shall be debited with any distribution made under Sections 12.05 and 12.06 and any other appropriate adjustments. Such adjustments shall be made as frequently as administratively feasible.

     12.05 COMMENCEMENT OF PAYMENT OF SUPPLEMENTAL PROFIT SHARING BENEFITS

     Benefits shall commence under this Article XII to a Profit Sharing Participant as of the same date that benefits commence to a Profit Sharing Participant under the Profit Sharing Plan; provided, however, that, in the case of a Profit Sharing Participant required to commence benefit payments under the Profit Sharing Plan pursuant to Section 401(a)(9) of the Code, benefits shall not commence under this Article XII until such Profit Sharing Participant actually retires.

     12.06 DISTRIBUTIONS OF SUPPLEMENTAL PROFIT SHARING BENEFITS

     All payments of benefits to Profit Sharing Participants and/or their designated beneficiaries under this Article XII shall be made in a lump sum.

     12.07 DEATH BENEFIT

     Upon a Profit Sharing Participant's death, any amounts set aside in his Supplemental Profit Sharing Contribution Account shall be distributed to his beneficiary or beneficiaries designated under the Profit Sharing Plan.

     12.08 VESTING

     A Profit Sharing Participant shall be fully vested at all times in his Supplemental Profit Sharing Plan Benefit.

     12.09 OTHER APPLICABLE PROVISIONS

     In addition to the provisions of this Article XII, and to the extent not inconsistent with such provisions, the following provisions of this Plan shall apply to Profit Sharing Participants and their Supplemental Profit Sharing Contribution Accounts: Sections 3.2, 4.4(a)(ii) and (iii), 4.4(b)(ii) and (iii), 6.2, 8.2, 8.4, Article IX, Article X and Article XI."

B. Except at otherwise provided above, the effective date of this Amendment is July 1, 2000.

C. Except as amended above, the Plan remains in full force and effect and is in all other respects ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 8th day of September, 2000.

                                   THE WASHINGTON TRUST COMPANY

                                   By:      John C. Warren

                                   Title:   Chairman and Chief Executive Officer